EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of the 29th day of September, 1999 by and between Dental/Medical Diagnostic Systems, Inc., a Delaware corporation, ("DMD" or the "COMPANY"), Chrysalis Dental, Inc. ("CHRYSALIS" ), and the several designated purchasers whose name and signature appears on the signature page to this Agreement (each a "PURCHASER" and collectively the "PURCHASERS").


                                 R E C I T A L S

     WHEREAS, the Company and Chrysalis have entered into an Exclusive License Agreement, dated as of September 29, 1999, pursuant to which the Company has acquired from Chrysalis exclusive world-wide rights to market, sell and distribute certain teeth whitening products (the "LICENSE");

     WHEREAS, as consideration for the granting of rights pursuant to the License, the Company has agreed to issue to Chrysalis an aggregate of 100,000 shares of the Company's common stock, par value $0.01 per share (the "SHARES"); and

     WHEREAS, Chrysalis desires that the Company issue and deliver the Shares to the Purchasers, in the amounts set forth opposite each Purchaser's name on the signature page hereto.


                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and the License, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF STOCK. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell and deliver to the Purchasers, and each Purchaser agrees to purchase and acquire from the Company, that number of Shares set forth below such Purchaser's signature on the signature page(s) of this Agreement, free and clear of any and all liens, claims and encumbrances of any kind.

     2. CONSIDERATION. The consideration for the Shares (the "PURCHASE PRICE") consists of an exclusive world wide license to a tooth whitening formula designed and developed by Chrysalis, as provided for in License. Chrysalis hereby represents and warrants to the


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Company that each of the Purchasers is affiliated with Chrysalis, and, notwithstanding anything to the contrary provided therein, that the issuance to the Purchasers of the Shares pursuant to this Agreement shall constitute full and complete performance of the Company's obligations as set forth in Section II of the License.

     3. THE CLOSING. The closing (the "CLOSING") of the purchase and sale of the Shares shall take place on October 18, 199 at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California 90067. All documents and other deliveries at the Closing may be exchanged by mail. The date of the Closing is referred to herein as the Closing Date.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each
Purchaser represents and warrants to the Company as follows:

          4.1 It understands an investment in the Shares involves a high degree of risk, and it is able to bear the risk of an entire loss of the investment; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

          4.2 It understands that the Shares have not been registered under the Securities Act or under any state securities laws. It is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer placed on the Shares may result in it being required to hold the Shares for a certain period of time.

          4.3 It is acquiring the Shares for the its own account, and not as a nominee or agent for others, and not with a view to resale or distribution of any part thereof, and it has no present intention of selling or distributing the Shares.

          4.4 It is, and each of its shareholders is, an "accredited" investor for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

          4.5 It believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, and it has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company.

          4.6 It agrees not to sell, assign, transfer or otherwise dispose of (collectively, "TRANSFER") any of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Shares by the contemplated transferee thereof would not be exempt from the


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registration and prospectus delivery requirements of the Securities Act, the
Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

          4.7 Each certificate evidencing the Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

    5. REGISTRATION RIGHTS

          5.1 REGISTRATION PROCEDURES AND EXPENSES. The Company shall use commercially reasonable efforts to effect the registration for resale by the Purchasers of the Shares on Form S-3 under the Securities Act within six months of the date hereof by performing the following:

                    5.1.1 The Company shall use all best efforts to cause to be prepared and filed with the Commission a registration statement with respect to the Shares, and use all reasonable efforts to cause such registration statement to become and remain effective for a period of not less than twelve months following the effective date of such registration statement or, if shorter, until all of the Shares have been sold.

                    5.1.2 The Company shall cause to be prepared and filed with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to update and keep such registration statement effective for the period set forth in
Section 5.1.1. above and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement. Notwithstanding anything else to the contrary contained herein, neither the Company or any of its affiliates shall be required to disclose any confidential information concerning pending acquisitions not otherwise required to be disclosed.

                    5.1.3 The Company shall cause to be furnished to the Purchasers such number of copies of the final prospectus as the Purchasers may reasonably request in writing to the Company in order to facilitate the sale of the Shares. Each Purchaser shall comply with all prospectus delivery requirements under the Securities Act. It shall be a condition to the Company's obligations to effect registration of the Shares that Chrysalis, each Purchaser and others participating in such registration provide the Company and any underwriter identified


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by a majority-in-interest of the Purchasers, with all material facts including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be required by the Company or such underwriter concerning such participating sellers and the Shares to be registered which are reasonably required to be stated in the registration statement or in the prospectus or are otherwise required in connection with the offering.

                    5.1.4 ALLOCATION OF EXPENSES. All expenses incurred by the Company or its affiliates in complying with this Section, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for the Company and its affiliates, are herein called Registration Expenses. All selling commissions applicable to the sales of the Shares and all fees and disbursements of counsel for Chrysalis and the Purchasers are herein called Selling Expenses. The Company will pay all Registration Expenses in connection with registration pursuant to this Section
5.1. All Selling Expenses in connection with such registration shall be borne by Chrysalis.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          6.1 ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Company has the corporate power to enter into, execute and deliver this Agreement and the agreements referred to herein and to consummate the transactions contemplated hereby and thereby.

          6.2 EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance of this Agreement and the other agreements referred to herein and the consummation of the transactions contemplated hereby and thereby have been or will prior to the Closing be duly authorized by the Board of Directors of the Company, and the Company has taken all other actions required by law, its Certificate of Incorporation and its Bylaws in order to consummate the transactions contemplated by this Agreement and the other agreements referred to herein. This Agreement and the other agreements referred to herein constitute the valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          6.3 AUTHORIZED AND OUTSTANDING STOCK. The Shares, when issued in accordance with the provisions of this Agreement, will be duly authorized and validly issued and fully paid and nonassessable and, assuming the accuracy of the Purchaser's and Chrysalis' representations and warranties contained elsewhere herein, will be issued in compliance with federal securities laws.

     7. MISCELLANEOUS.


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          7.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party other than the Company may assign any of its rights, or delegate any of its duties or obligation, under this Agreement without the prior written consent of the other parties, and any such purported assignment or delegation shall be void AB INITIO. Notwithstanding the foregoing, the Company, its affiliates, and its successors and assigns, may assign its rights and delegate its duties to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of the Company.

          7.2 NOTICES. All notices, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

                    (a) if to the Company:

                        Dental/Medical Diagnostic Systems, Inc.
                        200 North Westlake Boulevard, Suite 202
                        Westlake Village, California 91362
                        Fax No. (805) 374-2137
                        Attn: Robert H. Gurevitch

                    (b) if to Chrysalis:

                        Chrysalis Dental, Inc.
                        11322 South O'Henry Road
                        Sandy, Utah 84070
                        Attention: Dr. Alan H. Anderson

                    (c) if to the Purchasers, with respect to each Purchaser, to the address set forth opposite its name on the signature page(s) to this Agreement.

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two business days from the date of deposit in the United States mails, unless sooner received and any notice sent by overnight service as provided above shall be deemed to have been duly given the next business day from the date of deposit with the service. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.


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          7.3 AMENDMENT; WAIVER. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

          7.4 DISPUTE RESOLUTION. Any dispute or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty
(30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Los Angeles, California in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross- examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

          7.5 GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

          7.6 REMEDIES CUMULATIVE. Each of the various rights, powers and remedies shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which the Company may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

          7.7 HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

          7.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.9 EXPENSES. Each party shall pay its own costs, expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

          7.10 ENTIRE AGREEMENT. Except as set forth in the License, this Agreement constitutes and embodies the entire understanding and agreement of the parties hereto


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relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein. Notwithstanding anything in the License to the contrary, this Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the issuance and sale of the Shares.


                            [Signature Page Follows]


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     IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first set forth above.

                             DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                             200 North Westlake Boulevard, Suite 202
                             Westlake Village, California 91362



                             By:    /S/ STEPHEN F. ROSS
                                    --------------------------------------
                             Its:   Chief Financial Officer

                             CHRYSALIS DENTAL, INC.
                             11322 South O'Henry Road
                             Sandy, Utah 84070



                             By:   /S/ [ILLEGIBLE]
                                   --------------------------------------
                             Its:  Secretary/Treasurer

PURCHASERS:



/S/ ALAN ANDERSON                  Name:          Alan Anderson
-----------------------            Address:       7931 Shaggy Mountain Road
Alan Anderson                                     Herriman, UT 84065

No. of Shares:  25,000



/S/ FRANK MCNEIL                   Name:          Frank McNeil
-----------------------            Address:       8420 Willow Creek Drive
Frank McNeil                                      Sandy, UT 84093

No. of Shares:  25,000



/S/ DOUG ARAKAWA                   Name:          Doug Arakawa
-----------------------            Address:       1210 Carmel Terrace
Doug Arakawa                                      Los Altos, CA 92024

No. of Shares:  25,000


                         [Additional Signatures Follow]


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/S/ DAVID MCCULLOCH                Name:          David McCulloch
-----------------------            Address:       11322 S. O'Henry Road
David McCulloch                                   Sandy, UT 84070

No. of Shares:  20,000

TECHNOLOGY & PROPERTY RESOURCES



By:  /S/ TODD ZENGER               Address:       2565 E. Lambourne Ave.
-----------------------                           Salt Lake City, UT 84109
        Todd Zenger
        Manager

No. of Shares:  5,000